                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-33565 and in Registration Statements No. 33-45337, No. 33-56884, No. 33-73196 and No. 33-89456 of Viking Office Products,
Inc. on Form S-8 of our reports dated August 20, 1996, appearing in and incorporated by reference in Annual Report on Form 10K of Viking Office Products, Inc. for the year ended June 28, 1996.


/s/ Deloitte & Touche LLP

Los Angeles, California
September 17, 1996